EXHIBIT 99.1

Cherokee International Receives Nasdaq Notice of Non-Compliance Due to
              Late Filing of Annual Report on Form 10-K

    TUSTIN, Calif.--(BUSINESS WIRE)--April 11, 2007--Cherokee International Corporation (NASDAQ:CHRK), a leading manufacturer of power supplies, today announced that on April 5, 2007, the Company received a Staff Determination Letter from The Nasdaq Stock Market indicating that the Company is currently not in compliance with the continued listing requirements set forth in Nasdaq Marketplace Rules 4310(c)(14) because the Company had failed to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

    Cherokee plans to request a hearing before the Nasdaq Listing Qualifications Panel to review the staff determination. The hearing request will automatically stay the delisting of the Company's common stock, and shares of the Company's common stock will continue trading on the Nasdaq Global Market, pending the outcome of the Panel's decision. There can be no assurance that the Panel will grant a request for continued listing.

    As previously reported in the Form 12b-25 Notification of Late Filing filed by the Company on April 3, 2007, the Company is undergoing a review of accounts payable and cost of sales for 2006 and prior periods. The Company intends to file its 2006 Annual Report on Form 10-K as soon as practicable after the Company's previous and current external auditors have completed their reviews, including any additional necessary audit procedures. At this time, the Company is unable to provide an estimate for such filing date.

    About Cherokee International

    Cherokee International designs, manufactures and markets high-reliability custom and standard switch-mode power supplies for datacom, telecom, medical and process-control applications. With advanced manufacturing facilities and engineering expertise located worldwide, Cherokee applies a customer-focused approach to provide high-reliability power products to manufacturers, reducing time to market. As the leading provider of custom-designed power sources, Cherokee also delivers a complete range of standard and modified-standard AC/DC power supplies, AC/DC rectifiers and power shelves, and DC/DC converters. Cherokee International headquarters are at 2841 Dow Ave, Tustin, California 92780 and can be reached at +1 714 544 6665. European operations are at Boulevard de l'Europe 131, 1301 Wavre, Belgium and can be reached at +32 10 438 510. Cherokee International (China) Power Supply Ltd. is located at 1353 Chenqiao Road, Shanghia Sengpu Industrial Park Shanghai, 201401 China and can be reached at 021 6710 8910. Additional information about the Company and its products is available at http://www.cherokeepwr.com.

    Safe Harbor Statement

    Certain statements contained in this press release are forward-looking statements. These forward-looking statements are based upon our current expectations about future events. When used in this press release, the words "believe," "anticipate," "intend," "estimate," "expect" and similar expressions, or the negative of such words and expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to our plans, objectives and expectations for future operations. However, these statements are subject to a number of risks and uncertainties affecting our business. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect as a result of these risks and uncertainties and other factors, which include, but are not limited to: (1) the potential delisting of the Company's common stock and the timing of the filing of the Form 10-K for the year ended December 31, 2006, (2) changes in general economic and business conditions, domestically and internationally, (3) reductions in sales to, or the loss of, any of the Company's significant customers or in customer capacity generally, (4) changes in the Company's sales mix to lower margin products, (5) increased competition in the Company's industry, (6) disruptions of the Company's established supply channels, (7) the Company's level of debt and restrictions imposed by its debt agreements, and (8) the additional risk factors identified in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-K. Except as required by law, the Company undertakes no obligation to update any forward-looking statements, even though the Company's situation may change in the future.

    CONTACT: Cherokee International Corporation
             Lin Fox, Chief Financial Officer, 714-508-2043 lin.fox@cherokeepwr.com or
             Ann Jones, Investor Relations, 714-227-0391 info@cherokeepwr.com